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                          PROFESSIONAL DENTAL TECHNOLOGIES, INC.
                           Pro Forma Consolidated Balance Sheet
                                     October 31, 1998
                                         Exhibit 4

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                                                                                    IN THOUSANDS
                                                             -----------------------------------------------------------
                                                                                      Reverse Split &
                                                                                        Buyback
                                                                    As Reported         Adjustments           Pro Forma
                                                             -----------------------------------------------------------

ASSETS

     CURRENT ASSETS:
        Cash and cash equivalents                                    $     1,735       $       (650)              1,085
        Certificates of deposit                                               98                                     98
        Accounts receivable, net                                           2,581                                  2,581
        Inventory                                                          3,216                                  3,216
        Advances to employees, officers and directors                         69                                     69
        Deferred income taxes                                                211                                    211
        Other current assets                                                 403                                    403
                                                             -----------------------------------------------------------
            Total current assets                                           8,313               (650)              7,663

     PROPERTY AND EQUIPMENT, NET                                           2,731                                  2,731
     DEFERRED INCOME TAXES                                                   122                                    122
     OTHER ASSETS                                                             13                                     13
                                                             -----------------------------------------------------------

     TOTAL                                                           $    11,179       $       (650)        $    10,529
                                                             ===========================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
        Notes payable - line of credit                               $       865       $          -                 865
        Accounts payable - trade                                           1,045                                  1,045
        Accrued payroll and payroll taxes                                    765                                    765
        Accrued warranty costs                                               197                                    197
        Other accrued liabilities                                            617                                    617
        Current portion of long-term debt                                    461                                    461
        Current portion of capital lease obligations                         209                                    209
                                                             -----------------------------------------------------------
            Total current liabilities                                      4,159                  -               4,159

     LONG-TERM DEBT, NET OF CURRENT PORTION                                  835                                    835
     CAPTIAL LEASE OBLIGATIONS, NET OF CURRENT PORTION                       366                                    366
                                                             -----------------------------------------------------------
            Total liabilities                                              5,360                  -               5,360

     STOCKHOLDERS' EQUITY:
        Common stock, at par                                                 141                (10)                131
        Additional paid-in capital                                           314                                    314
        Retained Earnings                                                  5,364               (640)              4,724
                                                             -----------------------------------------------------------
            Total stockholders' equity                                     5,819               (650)              5,169
                                                             -----------------------------------------------------------

     TOTAL                                                           $    11,179       $       (650)        $    10,529
                                                             ===========================================================

Common stock book value                                              $ 5,819,000       $   (650,000)        $ 5,169,000
Number of common shares outstanding                                  $14,148,000        (14,146,690)              1,310
            Book value per share                                     $      0.41                            $  3,945.80

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